THIRD AMENDED AND RESTATED
FIRST SUPPLEMENTAL NOTE PURCHASE AGREEMENT
THIRD AMENDED AND RESTATED FIRST SUPPLEMENTAL NOTE PURCHASE AGREEMENT, dated as of May 20, 2021 (this “Supplemental Note Purchase Agreement”), among FARMER MAC MORTGAGE SECURITIES CORPORATION (the “Purchaser”), a wholly owned subsidiary of FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac” or the “Guarantor”); NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a cooperative association existing under the laws of the District of Columbia (“National Rural”); and Farmer Mac, as Guarantor.
RECITALS
WHEREAS National Rural, the Purchaser and the Guarantor have heretofore executed and delivered the Amended and Restated Master Note Purchase Agreement dated as of March 24, 2011, among National Rural, the Purchaser and the Guarantor (the “Master Agreement”);
WHEREAS, pursuant to the Master Agreement, National Rural, the Purchaser and the Guarantor entered into the First Supplemental Note Purchase Agreement dated as of March 24, 2011, the Amended and Restated First Supplemental Note Purchase Agreement dated as of January 8, 2015, and the Second Amended and Restated First Supplemental Note Purchase Agreement dated as of February 26, 2018 (collectively, the “Amended Supplement”), providing for the terms of a series of Notes issued by National Rural and purchased by the Purchaser; and
WHEREAS, the parties wish to amend and restate the Amended Supplement, as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, Farmer Mac, the Purchaser and National Rural agree as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Master Agreement.
2.Title of Series. The Pricing Agreement for any Notes and each such Note issued hereunder on or after the date hereof may identify the name (if any name is designated) of such series of Notes. Failure to make a notation of the name of a series within any Pricing Agreement or on the applicable Note shall not affect the validity and effect of such Note.
3.Purchase of Notes. The parties agree that the Purchaser may purchase Notes, at 100% of their principal amount and on terms and conditions acceptable to each of Purchaser and National Rural, from time to time during the Draw

Period, as requested by National Rural by written notice by electronic mail to Farmer Mac at such email address as designated by Farmer Mac to National Rural by written notice by electronic mail from time to time, or such other address as may be provided in writing (each, a “Notice of Borrowing”), in an aggregate principal amount, for all Notes issued prior to the date hereof or to be issued under this Supplemental Note Purchase Agreement at any one time, not in excess of the Maximum Purchase Amount, subject to the conditions set forth in the Master Agreement.
For purposes hereof, “Draw Period” means the period from the date hereof through June 30, 2026; provided, however, on June 30th of each year beginning June 30, 2025, the Draw Period shall be deemed automatically extended for one (1) additional year without further action, unless at least sixty (60) days prior to any such anniversary date, Farmer Mac or the Purchaser provides National Rural with written notice that the Draw Period will not be extended beyond the then-remaining term.
Further for purposes hereof, “Maximum Purchase Amount” means $5.5 billion.
National Rural may borrow, repay (subject to the terms of the applicable Notes being repaid) and reborrow funds at any time or from time to time during the Draw Period. Each borrowing under this Supplemental Note Purchase Agreement (or, in the case of Notes issued prior to the date hereof, the applicable Original Note Purchase Agreement and/or Amended Supplement) shall be made in accordance with the Note applicable thereto.
Each advance under this Supplemental Note Purchase Agreement shall be disbursed in such increments as agreed upon by the parties in the applicable Pricing Agreement.
4.Amendment and Restatement. This Supplemental Note Purchase Agreement amends and restates in its entirety all of the terms, conditions and provisions of the Amended Supplement.
5.GOVERNING LAW. EXCEPT AS SET FORTH IN SECTION 9.01 OF THE MASTER AGREEMENT, THIS SUPPLEMENTAL NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, FEDERAL LAW. TO THE EXTENT FEDERAL LAW INCORPORATES STATE LAW, THAT STATE LAW SHALL BE THE LAWS OF THE DISTRICT OF COLUMBIA APPLICABLE TO CONTRACTS MADE AND PERFORMED THEREIN.
6.Counterparts; Electronic Signature. This Supplemental Note Purchase Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. The word “execution” and words of like import in this Supplemental Note Purchase Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic

Third Amended and Restated First Supplemental Note Purchase Agreement

Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.
7.Inconsistency. In the event of any inconsistency between the terms of this Supplemental Note Purchase Agreement and the Master Agreement, the terms of this Supplemental Note Purchase Agreement shall apply.
IN WITNESS WHEREOF, each party hereto has caused this Supplemental Note Purchase Agreement to be executed by an authorized officer as of the day and year first above written.

FARMER MAC MORTGAGE SECURITIES CORPORATION

By:	/s/ Zachary Carpenter
Name:	Zachary Carpenter
Title:	Executive Vice President – Chief Business Officer

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ Zachary Carpenter
Name:	Zachary Carpenter
Title:	Executive Vice President – Chief Business Officer

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ Ling Wang
Name:	Ling Wang
Title:	Senior Vice President and Chief Financial Officer

[Remainder of page intentionally left blank]
3

Third Amended and Restated First Supplemental Note Purchase Agreement